UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 6, 2021

QSAM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55148	20-1602779
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

9442 Capital of Texas Hwy N, Plaza 1, Suite 500	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(512) 343-4558

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 31, 2020, QSAM Biosciences, Inc. (the “Company”) reported on Form 8-K an amendment to its Certificate of Incorporation authorizing the issuance of up to 8,500 shares of Series E-1 Preferred Stock (the “E-1 Stock”) and issuance of 7,650 shares of E-1 Stock to certain officers, directors and key personnel of the Company. The Company issued the remaining 850 shares of E-1 Stock to a newly appointed independent director in February 2021. The E-1 Stock contains certain rights and priorities over the Company’s common stockholders, such as the right to receive in the aggregate and on a first priority non-dilutable basis 20% of the value of the ultimate sale, licensing or commercialization of the Company’s radiopharmaceutical technology. In light of the progress the Company has made during the last year in advancing its radiopharmaceutical technology into clinical trials and the additional equity funding that management anticipates will be required to continue to advance this technology through possible commercialization, the Company’s Board of Directors (the “Board”) determined that such rights and priorities may complicate the Company’s future fund raising efforts, and as a result, create unintended impediments to ultimately maximizing the potential value of the Company’s assets for all shareholders. After significant analysis and discussion, the Board approved a plan to exchange the E-1 Stock for common stock and to retire all the shares of E-1 Stock.

On December 6, 2021, the Company entered into an Exchange Agreement and Plan of Reorganization (the “Exchange Agreement”) with all E-1 Stock holders pursuant to which all shares of series E-1 Stock were exchanged into an aggregate of 28,839,428 shares of common stock of the Company. The value of the E-1 Stock was determined to be approximately $8.65 million, and was based upon a valuation report provided to the Board by an independent third party expert, and approved for fairness by the independent chairman of the Compensation Committee. The common stock was valued at $0.30 per share based on a 30-day weighted average closing price calculation, and was issued proportionately to each holder based on their individual holdings of E-1 Stock. All shares of common stock issued to the shareholders are subject to the same vesting schedules as was originally provided in each shareholder’s E-1 Stock issuance agreement, meaning that such shares are forfeitable if certain conditions of employment are not met by the holders, and as further described in the Exchange Agreement. As of the current date, approximately 7.2 million of these common shares are subject to such forfeiture provisions.

The foregoing description of the Exchange Agreement is qualified in its entirety by reference to the agreement attached hereto as Exhibit 10.1.

Item 3.02	Unregistered Sale of Equity Securities

The disclosure in Item 1.01 above is incorporated by reference in its entirety.

The common stock issued in exchange for the E-1 Stock was not registered under the Securities Act of 1933, as amended, but was issued in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders

The disclosure in Item 1.01 above is incorporated by reference in its entirety.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreements

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On December 6, 2021, the Company and each named executive officer listed below entered into an amended and restated employment agreement, which became effective on the same day. The material terms of the employment agreement for each of C. Richard Piazza, Douglas R. Baum, and Christopher Nelson are as follows:

■	Each agreement provides for an employment term of three years, with extensions available at the mutual agreement of the parties.

■	Each agreement provides for an increase in base salary to what the Board determined was market rates; provided however, each named executive will continue to receive a reduced salary equal to approximately one-quarter to one-third the stated base salary until the Company completes its next significant equity round of funding.

■	Each officer is entitled to receive regular company benefits, including salary increases, participation in management incentive plans involving cash or stock bonuses, vacations, sick leave and PTO. Included in such bonus plan, each officer is entitled to receive a transaction bonus in the event of the sale or sublicense of Company’s assets or if the Company or its subsidiary is acquired during the term of the executive’s employment, equal to 1.75% of the consideration received by the Company in the case of Messers. Piazza and Baum, and 0.5% in the case of Mr. Nelson.

■	If the named executive officers are terminated for cause, as that phrase is defined in the agreements, or they leave the employment of the Company on their own volition, such officers shall receive salary and benefits that have accrued up to the date of termination.

■	If the named executive officers are terminated without cause or following a “material change”, as that term is defined in the agreements, such officers will receive salary through the date of termination plus a pro-rated portion of bonus that would be earned during the full year when the termination became effective (or a lump sum of 50% of the full target bonus), all stock options shall vest immediately, and base salary and healthcare benefits will continue for 24 months, except that Mr. Nelson will receive salary and healthcare benefits for 18 months.

The foregoing description of each of the agreements is qualified in its entirety by reference to the amended and restated employment agreements attached hereto as Exhibits 10.2, 10.3, and 10.4.

Forward-Looking Statements

This Current Report on Form 8-K hereto contains “forward-looking statements”. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include, among other things: risks and uncertainties associated with market conditions and our ability to raise capital, our lack of an operating history, obtaining Federal Drug Administration (“FDA”) or other regulatory approvals or clearances for our technology, implementing and achieving successful outcomes for clinical trials of our products, any failure to comply with rigorous FDA and other government regulations, availability of nuclear reactors to manufacture our products, transportation, handling, and disposal of radioactive drugs, changes in regulations of the Nuclear Regulatory Commission (NRC) or the Environmental Protection Agency (EPA) or similar state regulatory agencies, and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Exchange Agreement and Plan of Reorganization dated December 6, 2021

10.2	Amended and restated employment agreement dated December 6, 2021 with C. Richard Piazza

10.3	Amended and restated employment agreement dated December 6, 2021 with Douglas R. Baum

10.4	Amended and restated employment agreement dated December 6, 2021 with Christopher Nelson

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QSAM Biosciences, Inc.

By:	/s/ Christopher Nelson
Christopher Nelson
General Counsel

Date: December 10, 2021

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